UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 19, 2016, A. Schulman, Inc. (the “Company”) issued a press release announcing the appointment of Andrean R. Horton to executive vice president and chief legal officer, effective September 1, 2016. Horton, 42, succeeds David C. Minc, who will retire from A. Schulman at the end of fiscal 2016 in August. The plan calls for Minc to serve as an attorney and consultant to the Company in connection with the Lucent litigation and other matters.

Horton is currently Vice President, Secretary and Assistant General Counsel, responsible for global legal operations, and she joined A. Schulman in 2010 as its Senior Corporate Counsel, Americas, responsible for the United States, Canada and Latin America. In her roles with A. Schulman, she has provided counsel on a wide range of legal issues, including intellectual property, real estate, contracts, labor and employment, compliance and litigation. Prior to joining A. Schulman, Horton was General Counsel and Corporate Secretary of The Bartech Group, Inc., and held various legal roles at YRC Worldwide Inc. She received a juris doctor degree from Case Western Reserve University School of Law and a bachelor’s degree in political science from the University of Michigan. She is a member of the Association of Corporate Counsel, the State Bar of Ohio and the State Bar of Michigan.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and General Release *
10.2	Consulting Project Agreement *
99.1	Press Release, dated August 19, 2016

*Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Joseph J. Levanduski
Joseph J. Levanduski
Executive Vice President & Chief Financial Officer

Date: August 19, 2016